FUNDS DISTRIBUTOR, INC.
                         PREMIER MUTUAL FUND SERVICES, INC.CODE OF ETHICS AGREEMENT AND DISCLOSURE I acknowledge receipt of the Code of Ethics dated May 1, 2000 and, in consideration of my employment with the Company, agree to abide by the terms of the policies set forth therein. I understand that my obligations under these policies may not be changed or modified, released, discharged, abandoned or terminated, in whole or in part, except by an instrument in writing signed by a duly authorized officer of the Company. I further understand that my obligation to abide by these policies is ongoing (both during and after my employment with the Company) and I agree to promptly disclose to the General Counsel any exceptions to or potential conflicts with this agreement that exist now or may arise in the future. I acknowledge that neither this agreement nor the Code of Ethics is meant to vary or supersede the regular terms and conditions of my employment with the Company or to constitute an employment contract.

         In the space below list any exceptions to the Code of Ethics or other matters that you feel should be disclosed. Specifically, you should list any existing or potential conflicts of interest and any directorships, partnerships, officerships, or other positions held in unaffiliated business organizations. You should list those positions even if you serve at the request of or with the permission of the Company. Please also disclose the positions of any related persons if so required by the Company's policy on conflicts of interests.

         All necessary disclosures should be made on this form even if they have been previously disclosed to the Company.

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Are you an Access Person? See definition in Part B.

                           |_| YES                            |_| NO

Please indicate all positions, employment or offices that you currently hold, or that you have been nominated to hold, with Fund Clients.

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         In addition, I certify the following:

o I have not been convicted within 10 years of any felony or misdemeanor involving the purchase or sale of any security or arising out of conduct as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman, or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act; nor has any affiliate been do convicted.

     o I have not been, by reason of any misconduct, permanently or temporarily enjoined by order, judgment, or decree of any court of competent jurisdiction from acting as an underwriter, broker, dealer, investment adviser, municipal securities dealer, government securities broker, government securities dealer, transfer agent, or entity or person required to be registered under the Commodity Exchange Act, or as an affiliated person, salesman, or employee of any investment company, bank, insurance company, or entity or person required to be registered under the Commodity Exchange Act, or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any security; nor has any affiliate been do enjoined.

Employee Signature:______________________________Date:________________

Employee Name (please print or type):____________________________________

Title:_______________________________         Phone extension:__________________

     PLEASE COMPLETE, SIGN AND DATE THIS AGREEMENT, DETACH THIS PAGE AND SEND IT UNDER CONFIDENTIAL COVER TO THE ATTENTION OF PATRICK W. MCKEON, V.P.-DIRECTOR OF COMPLIANCE. YOU SHOULD RETAIN A COPY OF THIS AGREEMENT FOR YOUR OWN RECORDS.



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Appendix A
  Reg. ss. 240.16a-1

(a) The term "beneficial owner" shall have the following applications:

         *        *        *        *

         (2) Other than for purposes of determining whether a person is a beneficial owner of more than ten percent of any class of equity securities registered under Section 12 of the Act, the term beneficial owner shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in the equity securities, subject to the following:

         (i) The term pecuniary interest in any class of equity securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

         (ii) The term indirect pecuniary interest in any class of equity securities shall include, but not be limited to:

         (A) Securities held by members of a person's immediate family sharing the same household; provided, however, that the presumption of such beneficial ownership may be rebutted; see also ss. 240.16a-1(a)(4);

         (B) A general partner's proportionate interest in the portfolio securities held by a general or limited partnership. The general partner's proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership's most recent financial statements, shall be the greater of:

                  (1) The general partner's share of the partnership's profits, including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership's portfolio securities; or

                  (2) The general partner's share of the partnership capital account, including the share attributable to any limited partnership interest held by the general partner.

         (C) A performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; provided, however, that no pecuniary interest shall be present where:

                  (1) The performance-related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary's overall performance over a period of one year or more; and

                  (2) Equity securities of the issuer do not account for more than ten percent of the market value of the portfolio. A right to a nonperformance-related fee alone shall not represent a pecuniary interest in the securities;

         (D) A person's right to dividends that is separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;

         (E) A person's interest in securities held by a trust, as specified in ss. 240.16a-8(b); and

         (F) A person's right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

         (iii) A shareholder shall not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

         *        *        *        *

(e) The term "immediate family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.


Section 2 of the Investment Company Act of 1940

(a) When used in this subchapter, unless the context otherwise requires -

         *        *        *        *

         [Control]

         (9) "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

         Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting securities of a company shall be presumed to control such company. Any person who does not so own more than 25 per centum of the voting securities of any company shall be presumed not to control such company. A natural person shall be presumed not to be a controlled person within the meaning of this subchapter. Any such presumption may be rebutted by evidence, but except as hereinafter provided, shall continue until a determination to the contrary made by the [SEC] by order either on its own motion or on application by an interested person. If an application filed hereunder is not granted or denied by the Commission within sixty days after filing thereof, the determination sought by the application shall be deemed to have been temporarily granted pending final determination of the Commission thereon. The Commission, upon its own motion or upon application, may by order revoke or modify any order issued under this paragraph whenever it shall find that the determination embraced in such original order is no longer consistent with the facts.

         *        *        *        *

         [Security]

         (36) "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.